EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section
                     906 of the Sarbanes-Oxley Act of 2002

I, Dr. David F. Hostelley, President and Chief Financial Officer of Auto-Q International, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-QSB/A of the Company for the quarter ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2005

/s/ Dr. David F. Hostelley
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Dr. David F. Hostelley
President and Chief Financial Officer

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